CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 35 of our report dated August 11, 1995, and to all references to our Firm included in or made a part of this Post-Effective Amendment.



                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

Cincinnati, Ohio
  March 14, 1996